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                                                                  Exhibit 10.45

                                EARTHLINK CENTRE

                      STANDARD MODIFIED GROSS OFFICE LEASE

                               W I T N E S S E T H

               This lease ("LEASE") is entered into by and between Limar Realty Corp. #6, a California corporation ("LANDLORD") and EarthLink Network, Inc., a Delaware corporation ("TENANT"). For and in consideration of the payment of rents and the performance of the covenants herein set forth by Tenant, Landlord does lease to Tenant and Tenant accepts the Premises described below subject to the agreements herein contained.

1.   BASIC LEASE TERMS

     a.   DATE OF LEASE:                  October 5, 1999

     b.   TENANT:                         EarthLink Network, Inc.

          Address (of the Premises):      465 North Halstead Street (AKA 460
                                          Sierra Madre Villa Ave.)

          Address (for Notices):
                                          EarthLink Network, Inc.
                                          3100 New York Drive
                                          Pasadena, California  91107
                                          Attn: Hans Eisenman

          with copy to:                   Hunton & Williams
                                          Peachtree Street
                                          Suite 4100
                                          Atlanta, Georgia 30308
                                          Attn: S. Tammy Pearson

     c.   LANDLORD:                       Limar Realty Corp. #6

          Address (for Notices):          1730 So. El Camino Real
                                          Suite 400
                                          San Mateo, CA 94402
                                          Attn:  Thomas A. Numainville

     d.   TENANT'S USE OF PREMISES:       General office use including call
                                          center, data center operators and/or
                                          sales.

     e.   PREMISES AREA:                  125,348 Rentable Square Feet ("RSF"),
                                          consisting of the entire second floor
                                          area of the Project.

     f.   PROJECT AREA:                   230,852 RSF, located in a two (2)
                                          story building together with a partial
                                          lower level.

     g.   TENANT'S SHARE:                 54.30% (125,348/230,852)

     h.   BASE YEAR:                      Calendar year 2000

     i.   TERM (inclusive):   Commencement Date: November 15, 1999
                              ("COMMENCEMENT DATE")
                              Expiration Date: September 30, 2007 ("EXPIRATION
                              DATE")
                              Number of Months: approximately 94.5333

     j.   BASE RENT: See Section 32.

     k.   BASE RENT ADJUSTMENT:

          STEP INCREASE. The step adjustment provisions of Section 4.b. apply for the periods shown below:

                      PERIODS (INCLUSIVE)                MONTHLY BASE RENT
                      5/15/02 - 11/14/04                    $213,091.60


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                      11/15/04 - 9/30/07                    $225,626.40

     l.   TOTAL TERM BASE RENT (assumes space is taken down according to Section
          32. net of rental abatement): $19,116,064.96

     m.   PREPAID BASE RENT: $120,000.00 (the "PREPAID BASE RENT")

     n.   TENANT'S NUMBER OF NON-RESERVED PARKING SPACES: 414

     o.   SECURITY DEPOSIT: $225,626.40

     p.   BROKER(S): Cushman Realty Corporation and Insignia/ESG, Inc.

     q.   GUARANTOR(S): None.

     r. EXHIBITS: Exhibits lettered "A" through "F" are attached hereto and made a part hereof.

2.   PREMISES.

     a.   PREMISES. Landlord leases to Tenant the premises described in Section
          1. and in EXHIBIT A (the "PREMISES"). Subject to (1) any additional work Landlord has agreed herein to do, including, without limitation, that work which Landlord is required to perform pursuant to the provisions of Section 29 below, (2) the terms and representations of this Lease, including, without limitation, those set forth in Sections 8 and 29 below, and (3) Landlord's agreement to cause the Project to comply with any notice (as defined in subclause (A) and (B) below, a "GOVERNMENTAL NOTICE") which is (A) issued either before or after the Date of this Lease by a governmental authority with jurisdiction requesting work to be performed in the Project (including any elevators and/or stairwells serving the Premises) and (B) for the purpose of causing the Project to be in compliance with a zoning, municipal, federal, county or state law, ordinance or regulation in effect as of the date of execution and delivery of this Lease (exclusive of an order to cause such compliance with respect to any improvements to and/or the use of the interior of the Premises; provided, however, that if and as long as Tenant utilizes improvements in the Premises in the condition of such improvements existing as of the Date of Lease without undertaking any modifications thereto, Landlord shall cause such existing improvements to comply with any such Governmental Notice), Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. The rentable square footage of the Premises shall include a portion of the common area of the Project and the occupied space located within the Project and dedicated to the service of the Project. Tenant agrees with the square footage specified for the Premises in Section 1. and will not hereafter challenge such determination and agreement. Landlord shall have the right, in Landlord's sole good faith discretion: (i) to make changes, including, without limitation, changes in the location, size, shape, number and appearance to the Project (excluding the Premises to the extent that size, shape, and/or location is affected) interior and exterior, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces (provided that Tenant's allotted parking spaces shall not be reduced and shall otherwise be located in similar proximity to the Premises), parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; (ii) to close temporarily any part of the Project for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land and improvements outside the boundaries of the Project to be a part of the Project, provided that such other land and improvements have a reasonable and functional relationship to the Project; (iv) to add additional buildings and improvements to the Project; (v) to use the common areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Project as Landlord may, in the exercise of sound business judgment deem to be appropriate, provided (x) none of the above adversely interferes in any specific and significant manner given Tenant's actual requirement with respect to the utilization of the affected portion of the Premises for the purpose of conducting Tenant's business therein, taking into account Landlord's contractual obligations with respect to the Project, (y) Tenant's obligations hereunder are not increased, (z) Tenant's rights hereunder are not decreased, and (aa) Landlord's activities shall not

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          affect "mission critical" areas of the Premises, as such areas are identified by Tenant to Landlord promptly following receipt by Tenant of notice from Landlord of its intended activities.

     b. ACCEPTANCE; QUIET ENJOYMENT. Landlord represents that it is the fee simple owner of the Premises and has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

3. TERM. The term ("TERM") of this Lease is for the period that commences at 12:01 a.m. on the Commencement Date and expires at 11:59 p.m. on the Expiration Date.

4.   RENT

     a. BASE RENT. Tenant shall pay Landlord in lawful money of the United States, without notice, demand, offset or deduction, rent in the amount(s) set forth in Section 1. which shall be payable in advance on the first day of each and every calendar month ("BASE RENT') provided, however, the first month's Base Rent is due and payable upon mutual execution and delivery of this Lease. Unless otherwise specified in writing by Landlord, all installments of Base Rent shall be payable to Limar Realty Corp. #6, Department #44294, P.O. Box 44000, San Francisco, California 94144-4294. Base Rent for any partial month at the beginning or end of this Lease will be prorated in accordance with the number of days in the subject month.

          For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Base Rent provided herein to the periods which correspond to the actual Base Rent payments as provided under the terms and conditions of this Agreement.

     b. STEP INCREASE. The Base Rent shall be increased periodically to the amounts and at the times set forth in Section 1.k.

     c. RENT WITHOUT OFFSET AND LATE CHARGE. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefor, if any Rent is not received by Landlord within ten (10) days of its due date, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, unless a late charge has been paid by Tenant with respect to such delinquent Rent as provided above, all such delinquent Rent or other sums, plus this late charge, shall bear interest from the due date thereof at the lesser of ten percent (10%) per annum or the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

     d. EXPENSES. The purpose of this Section 4.d. is to ensure that Tenant bears a share of all Expenses (as defined below) related to the use, operation, maintenance, ownership, repair or replacement, and insurance of the Project in excess of those incurred during the Base Year. The term "PROJECT" is defined as all the land and improvements (including building(s), landscape, parking lot, etc.) as described on EXHIBIT B. Commencing January 1 of each year ("COMPARISON YEAR") subsequent to the Base Year (as specified in Section 1.), Tenant shall pay to Landlord, Tenant's Share (as defined in Section 1.) of any increases in Expenses related to the Project over and above the Expenses incurred during the Base Year. Expenses shall be reflective of a Project at least ninety-five percent (95%) occupied in determining Base Year and Comparison Year costs.

          1) EXPENSES DEFINED. The term "EXPENSES" shall mean all costs and expenses of the use, operation, maintenance, ownership, repair or replacement, and insurance of the Project, including, without limitation, the following costs:


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               a)   All supplies, materials, labor, equipment, and utilities
                    (except for those utilities which are chargeable to individual tenants) used in or related to the use, operation and maintenance of the Project including, without limitation, window cleaning, security and elevator maintenance;

               b) All maintenance, management, janitorial, legal, accounting, insurance and service agreement costs related to the Project, except for those costs which are chargeable to individual tenants. Expenses shall include the management fees of all independent contractors engaged by Landlord or reasonably charged by Landlord or an affiliate of Landlord for management services in connection with the Project, provided that the total management fees charged by Landlord or an affiliate of Landlord shall not exceed the management fees normally incurred by owners and operators of properties similar to the Project which are located in the county in which the Project is located;

               c) All maintenance, replacement and repair costs including capital expenses that are incurred at the Project after the Commencement Date of this Lease and which are to be amortized over the useful life of the asset relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. Capitalization and amortization of expenses (along with reasonable actual or implicit financing charges) will be on a straight line basis over the useful life of the improvement as reasonably determined by Landlord;

               d) Amortization of capital improvements that are incurred at the Project after the Commencement Date of this Lease and which are required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its reasonable discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred). Capitalization and amortization of expenses (along with reasonable actual or implicit financing charges) will be on a straight line basis in accordance with GAAP; and

               e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises. "REAL PROPERTY TAXES" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, corporation, net profits, transfer, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease;
                    (2) determined by the size of the Project (land acreage or building square footage); (3) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (4) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (5) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (6) based on any parking spaces or parking facilities provided in the Project; or (7) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

          2)   OPERATING EXPENSES SHALL NOT INCLUDE:

               a)   Costs paid for directly by Tenant or other tenants;


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               b)   Costs incurred in connection with the financing, sale,
                    transfer taxes or acquisition of the Project or any portion thereof;

               c) Costs incurred in leasing or procuring tenants (including without limitation, lease commissions, advertising expenses, attorneys' fees and expenses of renovating space for tenants);

               d) Executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the property manager of the Project;

               e) Expenses for structural capital improvements made to the Project;

               f) Subject to the provisions of Section 4.d.1)c) above, depreciation on the building or other improvements on the Project;

               g) Legal expenses, fines or penalties for disputes with tenants and any other professional fees of attorneys, auditors or consultants not incurred in connection with the normal maintenance and operation of the Project;

               h) Expenses which relate to the preparation of rental space for tenants, including without limitation building permit, license and inspection costs incurred with respect to the installation or improvements made for occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or decorating vacant tenant space for the Project or other occupants of the Project;

               i) Costs incurred that are reimbursed by tenants of the Project, including Tenant, or third parties, including insurers;

               j) Expenses for repair or replacement covered by warranties, and any costs due to casualty that are covered by insurance carried by Landlord;

               k) Rentals and other payments by Landlord under any ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Project;

               l) Repairs or replacements caused by Landlord's or Tenant's or their respective employees' or agents' gross negligence or, to the extent that the costs thereof are in excess of $10,000 for any one occurrence or $15,000 as an annual aggregate, the ordinary negligence of Landlord or Tenant or their respective employees or agents;

               m) Net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or another tenant of the Project;

               n)   Landlord's charitable or political contributions;

               o) Payments to subsidiaries and affiliates of Landlord for services to the Project for supplies or other materials to the extent that the cost of such services, supplies or materials exceed the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis (provided, however, any fee for management services paid to an affiliate of Landlord shall be in the amount set forth in
                    Section 4.d.1)b);

               p) Specific costs for any capital repairs, replacements or improvements, except as provided above;

               q) Payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased;

               r) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project;


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               s)   Any and all costs incurred by Landlord in the operation by
                    Landlord of any health club or any luncheon or other restaurant, club or commercial facility;

               t) Costs incurred in bring the Building into compliance with any code, regulation or law in existence and as enforced as of the Commencement Date; or

               u) Expenses attributable to the development of new buildings in the Project.

               In addition, if any particular work or service otherwise included in Operating Expenses is not furnished to a tenant or occupant of the Project who is undertaking to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work to such tenant or occupant.

          3) ANNUAL ESTIMATE OF EXPENSES. As soon as practicable for each Comparison Year, Landlord shall estimate Tenant's Share of Expenses for the Comparison Year, by multiplying the estimated Expenses for the Comparison Year in excess of the Expenses for the Base Year by Tenant's Share (such product being the "ESTIMATED TENANT'S SHARE OF EXPENSES").

          4) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance as additional Rent, one-twelfth (1/12) of the Estimated Tenant's Share of Expenses beginning on January 1 and on the first day of each succeeding month of the Comparison Year. As soon as practical following each calendar year but not later than July 1 of the following year, Landlord shall prepare an accounting of actual Expenses incurred during said year in the form attached hereto as EXHIBIT E and such accounting shall reflect the actual amount of Tenant's Share of Expenses; provided, however, in the event that Landlord fails to deliver such accounting by July 1 of the following year, Landlord shall not be deemed to be in default under this Lease unless Landlord fails to deliver such accounting within thirty (30) days after receipt of written notice from Tenant requesting such accounting. If the additional Rent paid by Tenant under this Section during the preceding calendar year was more than the actual amount of Tenant's Share of Expenses for such year, the amount overcharged shall be paid to Tenant within thirty (30) days of receipt of such notice. If the additional Rent paid by Tenant under this Section during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses for such year, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even if the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice.

          5) TENANT'S RIGHT TO AUDIT. Within ninety (90) days after receipt of Landlord's statement setting forth actual Operating Expenses (the "STATEMENT"), commencing with the Statement for the Base Year, Tenant shall be entitled to a preliminary review of Landlord's books and records forming the basis of this Statement by employees of Tenant. If Tenant is not satisfied with the results of such employee review, then, Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Operating Expenses, so long as (a) Tenant delivers written notice to Landlord requesting such audit (the "NOTICE OF AUDIT") within one hundred ten (110) days after receipt of the Statement, and (b) such audit must be completed within sixty (60) days after Landlord's receipt of the Notice of Audit. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded. If such audit reveals that Landlord has undercharged Tenant, the amount of undercharge shall be paid by Tenant to Landlord within 30 days after the audit is conducted. In addition, if the Statement exceeds the actual Operating Expenses which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord.

     e. RENT. The term "RENT" as used in this Lease shall refer to Base Rent, Tenant's Share of Expenses, Security Deposit(s), late charges and all other charges payable by Tenant to Landlord.


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     f.   UTILITIES & JANITORIAL SERVICES. Tenant shall pay for all janitorial services, water, gas, heat, light, power, sewer, electricity (including the electricity to run the HVAC system), telephone or other service(s) metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility; Landlord has installed in the Project so-called "check meters" for the purpose of measuring utility usage. To the extent that separate meters have not been established for all such utilities, Landlord may reasonably apportion and bill Tenant's usage through the use of prorations. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord's reasonable control or in cooperation with governmental request or directions.

     g. LIGHT BULB AND BALLAST REPLACEMENT. During the Term, Tenant shall, at its sole cost and expense, replace light bulbs in all fixtures and ballasts in all fluorescent fixtures within the Premises, and Landlord shall be responsible for light bulbs and ballasts (where applicable) in all common area fixtures as required.

5. PREPAID RENT. Upon the mutual execution and delivery of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent set forth in Section 1., and such Prepaid Base Rent shall be applied toward the Base Rent due for the first month of the Term for which Rent is due. Landlord shall not be required to pay Tenant interest on the Prepaid Base Rent. Landlord shall be entitled to immediately endorse and cash Tenant's Prepaid Base Rent.

6. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit ("SECURITY DEPOSIT") in the amount set forth in Section 1. with Landlord. If Tenant is in default, Landlord can (but without any requirement to do so) use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent due under this Lease. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease and has fully complied with the provisions of
     Section 13.d.6) and Section 26., Landlord shall return the Security Deposit to Tenant.

7.   USE OF PREMISES.

     a. TENANT'S USE. Tenant shall use the Premises solely for the purposes stated in Section 1. and for no other purposes without obtaining the prior written consent of Landlord. Tenant acknowledges that, except as provided in writing in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises to the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises. Tenant shall promptly comply with all laws, statutes, ordinances, orders and governmental regulations now or hereafter existing affecting the Premises, excluding any requirements in the Lease that may require alterations to be performed solely by Landlord. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises. In connection therewith, Landlord acknowledges that as of the Date of Lease, to Landlord's actual knowledge, Tenant's anticipated use of the Premises in accordance with Section 1 above will not cause any such increase in insurance premiums, based upon Landlord's current insurance coverage. Tenant will not perform any act or carry on any practices that may injure the Premises. Tenant shall not use the Premises for sleeping, washing clothes, cooking (except in accordance with the Rules and Regulations attached hereto as EXHIBIT C) or the preparation, manufacture or mixing of anything that emits any objectionable odor, noises, vibrations or lights onto such other tenants. If, in Landlord's reasonable judgment, sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Non-domesticated pets and/or animals of any type shall not be kept on the Premises. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

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     b.   RULES AND REGULATIONS. Tenant shall comply with and use the Premises in accordance with the Rules and Regulations attached hereto as EXHIBIT C and to any reasonable modifications to such Rules and Regulations as Landlord may adopt from time to time, provided however that if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall in any material way alter, reduce or adversely affect any of Tenant's rights or materially enlarge Tenant's obligations under this Lease. Landlord agrees to apply such Rules and Regulations in a fair, equitable and non-discriminatory manner, in Landlord's reasonable discretion.

8.   EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

     a.   EMISSIONS. Tenant shall not:

          1) Knowingly permit any vehicle on the Premises to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

          2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere or on, into or under the Premises, any building or other improvements of which the Premises are a part, or the ground or any body of water which matter, as reasonably determined by any governmental entity, does or may pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or
               (c) Premises or any of the improvements thereto including buildings, foundations, pipes, utility lines, or landscaping;

          3) Produce, or permit to be produced, any intense glare, light or heat;

          4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          5) Create, or permit to be created, any vibration that is discernible outside the Premises; or

          6) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is or may be harmful or hazardous to any person or property in, or about the Premises, or anywhere else, excluding, however, any "microwaves" emitted from a microwave oven and any computer transmissions.

     b.   STORAGE AND USE.

          1) STORAGE. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises.

          2) USE. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby and (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

          3) HAZARDOUS MATERIALS. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store, use, employ, transport and otherwise deal with all Hazardous Materials (as defined below) employed on or about the Premises in accordance with all federal, state, or local law, ordinances, rules or regulations applicable to Hazardous Materials in connection with or respect to the Premises.

     c.   DISPOSAL OF WASTE.

          1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) for amounts reasonably contemplated by the uses permitted under this Lease. Tenant shall keep the sewage disposal system serving the Premises free of all obstructions and in good operating condition. As of the date of this Lease, Landlord has not received any notice of noncompliance with respect to such sanitary sewage disposal system from any governmental authority or other third party.

          3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises by Tenant, its employees, agents, contractors, invitees (or other persons or entities under the control of Tenant) in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere, (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

     d. INFORMATION. Tenant shall provide Landlord with any and all information regarding Hazardous Materials in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Materials, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

     e. COMPLIANCE WITH LAW. Notwithstanding any other provision in this Lease to the contrary, to the extent necessary to perform their respective obligations under this Lease, each party hereto shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements now or hereafter existing, and in particular, relating to the storage, use and disposal of Hazardous Materials.

     f. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold Landlord, its agents, employees, lenders, shareholders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including but not limited to reasonable attorneys' fees) arising out of or relating to any Hazardous Materials employed, used, transported across, or otherwise brought upon the Premises by Tenant (or invitees, or persons or entities under the control of Tenant) in connection with or with respect to the Premises. Notwithstanding any of the provisions of this Lease, the indemnity obligation of Tenant pursuant to this
          Section 8.f. shall survive the termination of this Lease and shall relate solely to any occurrence as described in this Section 8. occurring in connection with this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including reasonable attorneys' fees) arising out of or relating to Hazardous Materials that (i) are now located in, on, under, about or emanating to or from the Premises or the Project as of the date of this Lease, or (ii) have been or will be employed, used, transported to the Project, for which the Premises are a part thereof, by Landlord, its agents, employees or contractors. For purposes of this Lease the term "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule or regulation applicable to the Premises, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCB's), or radon gas, urea formaldehyde, asbestos or lead. Except as otherwise disclosed in those certain environmental reports identified as: (1) Preliminary Environmental Assessment prepared by Dames & Moore, issued on November 27, 1989; (2) Phase I Report prepared by Certified Engineering & Testing Company, issued on September 15, 1993; and (3) Inspection Report prepared by Wagner, Hohns, Inglis, Inc., issued on September 27, 1993, each of which has been previously provided to Tenant, Landlord hereby represents to Tenant that, to its current, actual knowledge, no Hazardous Materials (except routine office and janitorial supplies in usual and customary quantities) presently exists as of the Date of Lease on or under the Project. For purposes of this Lease, current actual knowledge shall mean the actual present knowledge of Thomas A. Numainville as of the Date of Lease, without investigation or inquiry of any kind.

9.   SIGNAGE.

     a. GENERAL. All signage shall meet the criteria described on EXHIBIT F attached to this Lease, or otherwise comply with Landlord's standard sign criteria and with rules and regulations set forth by Landlord as may be reasonably modified from time to time. Landlord shall provide building standard tenant identification adjacent to the suite entrance. Landlord shall have the right to review and approve all Tenant signage. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior or common corridor windows or doors if such materials are visible from the exterior of the Premises or from the common corridor, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

     b. DIRECTORY BOARD LISTINGS. To the extent there is a central directory board(s) in the building, then, during the Term, at Tenant's sole cost and expense (except for Tenant's initial listing strip which shall be provided at Landlord's sole cost and expense), Tenant shall be entitled to a proportionate amount of listing strips on the directory board in the lobby of the building, for the purposes of identifying Tenant and its employees, as well as any of Tenant's sublessees and/or assignees and their employees. Any changes made by Tenant during the Term to the directory board listings to reflect additions and/or deletions, including for any of Tenant's sublessees and/or assignees and their employees, shall be performed by Landlord, at Tenant's request and expense.

     c. IDENTITY. As long as Tenant is paying rent for over 80,000 RSF in the building located in the Project, and has not otherwise sublet, assigned or transferred its interest in more than 40,000 RSF in the aggregate in accordance with the terms of this Lease, the name of the building shall be exclusive to Tenant and shall be referred to as EarthLink Centre (currently Pasadena Technology Center).

     d. EXTERIOR SIGNAGE. During the Term, Tenant, at Tenant's sole and cost and expense, shall have the exclusive right to place its name and/or logo on two (2) sides of the building [as selected by Tenant], said location to be subject to Landlord's reasonable approval. Existing grade-level monuments adjacent to the building's entrance on Sierra Madre Villa Boulevard shall be modified at Tenant's expense to include EarthLink's identity to be displayed on the top slot. The design, size, lettering, materials, lighting and colors of all such signage shall be as described on EXHIBIT F attached to this Lease, and subject to all sign ordinances in the City of Pasadena and Landlord's reasonable approval. Upon the expiration or termination of the Lease, Tenant, at Tenant's sole cost and expense, shall remove all such exterior signage and repair and repaint to match the exterior of the building.

     e. INTERIOR SIGNAGE. Tenant shall be permitted to install appropriate signage on the walls of its lobbies and on entrance doors to space under lease by Tenant. All such signage shall be at Tenant's sole cost and expense, including the costs of installation and subject to Landlord's reasonable approval. Upon the expiration or termination of the Lease, Tenant, at Tenant's sole cost and expense, shall remove all such interior signage and repair and repaint to match the surrounding area.

10. PERSONAL PROPERTY TAXES. Tenant shall pay at least ten (10) days prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to dispute such taxes if Tenant reasonably believes the same to be incorrect.

11. VEHICLE PARKING. At no cost to Tenant for the initial Term, Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use the number of parking spaces set forth in
     Section 1. to be located in the designated parking areas in the Project for the use of motor vehicles during the Term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time and to establish reasonable time limits on parking. Notwithstanding the above, during the Term, Landlord shall guarantee and make available to Tenant, 7 days a week, 24 hours a day, 365 days a year, as requested from time to time by Tenant, up to 3.3 parking spaces, on an unassigned basis, in the surface parking areas for each 1,000 RSF contained within the Premises. Tenant shall have up to five of such parking spaces, at Tenant's option, located at the closest available location to the entry of the Premises (excluding only handicapped parking), in a location to be agreed upon by Landlord and Tenant. Such five
     (5) spaces shall be clearly designated for Tenant's sole use. There shall be no charge or assessments to Tenant, its employees, or visitors for the use of any such parking during the initial Term.

12. SERVICES AND UTILITIES. Provided that the Tenant is not in default hereunder, Landlord, as part of Operating Expenses, agrees to furnish to the Premises during standard business hours (excluding the utilities required to operate same) and to maintain the heating, ventilating and air conditioning ("HVAC") systems during the term of the Lease to the Premises consistent with usage for call center and/or data center operations, Monday through Sunday, 24 hours a day, 7 days a week, 365 days a year. Landlord as part of Operating Expenses shall also maintain, clean and keep lighted the common stairs, common entries, and shall be responsible for the repair, replacement and/or maintenance of the base building plumbing, surface parking areas of the Project, common area loading dock, wiring (after installation and warranty period), roof, and restrooms and exterior windows in the Project. Landlord as part of Operating Expenses shall provide security personnel, equipment, procedures and systems as Landlord shall deem appropriate for buildings of comparable age, size, type and quality of construction in the Pasadena area (the "COMPARABLE BUILDINGS"), including with respect to the associated surface parking areas. Tenant at Tenant's sole cost shall have the right to supplement the security relative to its Premises and surveillance of parking lots. Except as otherwise set forth herein, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises or Project. Except as otherwise provided herein, Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. Notwithstanding the above, Landlord and Tenant agree that there are certain building services without which Tenant cannot occupy the Premises for the intended purposes under the Lease; such services are heating, ventilation, air conditioning, electrical service, elevator service, surface parking for three and 30/100 (3.3) cars per 1,000 RSF contained within the Premises, and water and plumbing. Should Landlord fail to provide, during the Term, for any reason other than reason(s) beyond the control of

     Landlord any one or more of the aforementioned services for a continuous period of five (5) days following notice to Landlord of the problem, or more than twelve (12) days in any one calendar year, then Base Rental plus Tenant's pro-rata share of Operating Expenses and Taxes shall abate (in proportion to the degree to which occupancy of the Premises is unfeasible) until such service or services are restored. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     Except as otherwise provided herein, Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electrical current except through existing electrical outlets in the Premises. Tenant shall not consume water or electrical current in excess of that usually furnished or supplied for the use of Premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electrical current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant, and Tenant agrees to pay to Landlord promptly upon demand for all such water and electrical current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electrical current so consumed. If a separate meter is not installed, the excess cost for such water and electrical current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense. Notwithstanding anything to the contrary contained herein, upon the prior written request of Tenant, Tenant may use additional electricity in excess of that usually furnished for use of the Premises as general office space, so long as Tenant's excess usage does not overburden the existing power supplied to the Project or otherwise adversely affect the use of other tenants in the Project; provided further, however that Tenant shall be responsible, at Tenant's sole cost and expense, for the installation of any additional transformers and/or distribution panels (or any upgrades to existing transformers and/or distribution panels) necessary to accommodate such additional electricity requirements.

     Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, and window washing for the Premises and the Project in a manner that such services are customarily furnished to comparable office buildings in the area.

13.  REPAIRS AND MAINTENANCE.

     a. LANDLORD'S OBLIGATION. Landlord and Tenant have reviewed the heating, ventilation and air conditioning equipment serving the Premises, and Landlord shall deliver the Premises to Tenant free of deferred maintenance on such equipment. Landlord shall maintain, in good order, condition and repair the Project and the Premises except to the extent that Tenant (or other tenants of the Project) are otherwise obligated for such maintenance.

     b.   TENANT'S OBLIGATIONS.

          1) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Section 13.a. hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, and building standard fixtures, building standard furnishings and special items and equipment installed by or at the expense of Tenant.

          2) Except as otherwise set forth herein, Tenant shall be responsible for all repairs in and to the Premises and Project, the need for which arises out of (i) the installation, removal, use or operation of Tenant's property in the Premises, (ii) the moving of Tenant's property into or out of the Project, or (iii) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

          3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Wells Fargo Bank plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work; provided, however, in connection therewith, Landlord shall use reasonable efforts to minimize interference with Tenant's business operations in the Premises.

          4) AS-IN CONDITION. The parties affirm that Landlord, its subsidiaries, officers, shareholders, directors, agents and/or employees have made no representations to Tenant respecting the condition of the Premises except as specifically stated herein.

          5) AMERICANS WITH DISABILITIES ACT. Tenant acknowledges that as of the Commencement Date, the Premises may not comply with the Americans with Disabilities Act of 1990 ("ADA"), and that Landlord shall have no obligation with respect to any such failure of the Premises to so comply. Notwithstanding the foregoing, Landlord shall cause the Project (outside of the perimeters of the Premises as outlined on the rendering attached as EXHIBIT A and including all Common Areas within the Premises) to comply with the ADA as of the Commencement Date of this Lease at no cost and expense to Tenant unless such compliance is required as a result of a unique or special use of the Premises by Tenant in comparison with the typical use of similar space for office purposes in the vicinity of the building; provided, however, that in no event shall Tenant be required to pay for any changes to the restroom facilities for the Project as a result of the permitting and construction of the Tenant Improvements other than those restrooms existing within the Premises or any elevators or stairwells. Tenant shall, at its cost, at any time during the Term as required by any applicable governmental agency having jurisdiction over the Premises, make such modifications and alterations to the Premises as may be required after the Date of Lease in order to fully comply with the provisions of the ADA, as from time to time amended, and any and all regulations issued pursuant to or in connection with the ADA in such a manner as to satisfy the applicable governmental agency or agencies requiring remediation. Tenant shall at least thirty (30) days prior to the commencement of any construction in connection with satisfaction of the ADA, give written notice to Landlord of its intended commencement of construction together with sufficient details so as to reasonably disclose to Landlord the nature of the proposed construction, copies of any notices received by Tenant from applicable governmental agencies in connection with the ADA and such other documents or information as Landlord may reasonably request. In any event, notwithstanding anything to the contrary contained in this Lease, prior to the termination of the Term, Tenant shall, at its cost, make such modifications and alterations to the Premises as may be required to comply fully with the ADA as from time to time amended and any and all regulations issued thereunder; provided, however, that if Tenant is made aware that such modifications and alterations will be required to be constructed within the Premises during the last twenty-four (24) months of the term of this Lease, then Tenant's financial obligation with respect to such construction shall be limited ("ADA COST LIMITATION") to a maximum of $120,000, if twenty-four (24) months remain in the Term, $115,000 if twenty-three (23) months remain in the Term, and so forth thereafter, continuing to be calculated on a sliding scale, reduced monthly by $5,000, through the end of the Term of this Lease; provided, however, if the Term of this Lease is extended pursuant to Section 33 below or otherwise, then the ADA Cost Limitation shall be rescinded and any prior subsidy by Landlord with respect thereto shall be refunded by Tenant to Landlord within thirty (30) days of Tenant's exercise of such option to extend or the execution of such other agreement by Tenant to extend the Term of this Lease. By way of illustration, if twelve
               (12) months remain in the Term, such maximum financial obligation shall be $60,000. Landlord shall be responsible for the cost of the balance of such work. Tenant shall give the Landlord thirty
               (30) days prior written notice as described above in connection with any such construction. Any and all construction required to so comply with the ADA shall be completed by Tenant prior to the expiration of the Term.

     c. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Except as otherwise provided herein, Tenant shall, at its own cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises. Except as otherwise provided herein, Tenant shall also comply with all such rules, laws, ordinances and requirements at the time Tenant makes any alteration, addition or change to the Premises. To the extent necessary to perform its obligations under this Lease, including the obligations specifically referenced in Section 2.a. above, Landlord shall comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Project.

     d.   MISCELLANEOUS.

          1) Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

          2) To the extent that it is inconsistent with any provisions of this Lease, Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

          3) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as reasonably determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be reasonably objectionable to Landlord or other Project tenants.

          4) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required to make or is permitted to make by this Lease or by any tenant's lease or is required by law to make in or to any portion of the Project or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

          5) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Project's mechanical, electrical, plumbing, HVAC or other systems serving, located in or passing through the Premises.

          6) Upon the expiration or early termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date of completion of the initial tenant improvements to the Premises, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant prior to the end of the Term at Tenant's expense.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises, including any changes to the existing landscaping, without Landlord's prior written consent. Tenant may make non-structural alterations costing less than $50,000 per event without Landlord's consent. Regardless of whether Landlord's consent for alteration is required, Tenant must provide Landlord at least fifteen (15) business days prior to the commencement of any alteration with a complete description of each such alteration including any building permit drawing(s) and specifications. Landlord may post notices regarding non-responsibility in accordance with the laws of the state in which the Premises are located. All alterations made by Tenant, whether or not subject to the approval of Landlord, shall be performed by Tenant and its contractors in a first class workmanlike manner and permits and inspections shall be obtained from all required governmental entities. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, in connection with Tenant's request for Landlord's approval of any such alteration, elect to require Tenant to remove some or all of the alterations which Tenant may have made to the Premises ("REQUIRED REMOVABLES"). If Landlord so elects, Tenant shall at its own cost restore the Premises to the condition designated by

     Landlord in its election or pursuant to any prior approval, before the last day of the Term. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord (if required). Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' liens which may result from construction by Tenant. Tenant's property shall include, without limitation, Tenant's furniture, furnishings, business machines and equipment, computer conduits, communications equipment and such other property as may be required in the conduct of Tenant's business. Tenant shall have the right, but not the obligation (except at the expiration or prior termination of the Term), to remove the same at any time, to finance the purchase thereof, to grant security interests therein and to otherwise encumber same.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that, except as otherwise provided herein, Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, except for damages resulting from Landlord's gross negligence or willful misconduct or resulting from Landlord's ordinary negligence to the extent that (i) Landlord and/or its property manager for the Project has received prior notice specifically describing the activity or condition allegedly constituting ordinary negligence by Landlord, and Landlord thereafter continues to engage in such activity or otherwise fails to commence and diligently pursue to completion the cure of such activity or condition within a reasonable period of time, and (ii) the results of such ordinary negligence are not covered by insurance required to be carried by Landlord or Tenant under the terms of this Lease, and, except as otherwise provided herein, Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's gross negligence or willful misconduct (or resulting from Landlord's ordinary negligence to the extent that (i) Landlord and/or its property manager for the Project has received prior notice specifically describing the activity or condition allegedly constituting ordinary negligence by Landlord, and Landlord thereafter continues to engage in such activity or otherwise fails to commence and diligently pursue to completion the cure of such activity or condition within a reasonable period of time, and (ii) the results of such ordinary negligence are not covered by insurance required to be carried by Landlord or Tenant under the terms of this Lease) or Landlord's breach of this Lease. Except to the extent otherwise provided herein, Tenant shall indemnify and hold Landlord, its subsidiaries, officers, shareholders, directors, agents and employees harmless from all damages including attorneys' fees and costs arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease. Furthermore, Landlord shall indemnify, defend, and hold harmless Tenant and its affiliates from liability for any and all claims, liabilities and costs (including attorneys' fees and disbursements) arising from the gross negligence and willful misconduct of Landlord, its agents, employees, contractors, invitees and licensees or arising from Landlord's ordinary negligence to the extent that (i) Landlord and/or its property manager for the Project has received prior notice specifically describing the activity or condition allegedly constituting ordinary negligence by Landlord, and Landlord thereafter continues to engage in such activity or otherwise fails to commence and diligently pursue to completion the cure of such activity or condition within a reasonable period of time, and (ii) the results of such ordinary negligence are not covered by insurance required to be carried by Landlord or Tenant under the terms of this Lease. This indemnification is in addition to that indemnification by Landlord provided in Section 8.f. of this Lease.

16. INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of at least $5,000,000, insuring against all liability of Tenant and its representatives, employees, invitees and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 15. Landlord, Landlord's lender(s) and ground lessor, if any, shall be named as additional insureds on all required policies, and the policies shall contain cross liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with boiler and machinery, vandalism and malicious mischief endorsements and "all risk" coverage on all of Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 13. in or about the Premises, to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. All insurance required to be provided by Tenant under this
     Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located with a financial rating of at least an A+X status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole good faith discretion, constitute a default under this Lease. Notwithstanding anything to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, officers, directors, shareholders, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional costs after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation. During the Term, Landlord shall carry casualty and all-risk insurance for the full replacement value of the building on such terms as those contained in policies typically maintained by owners of the Comparable Buildings (and containing waivers of subrogation). At no cost to Tenant, Tenant and its designated affiliates shall be named as additional insureds on any and all policies of liability insurance obtained with respect to the building and Tenant's occupancy of the Premises, with the limits and deductibles of such policies to be reasonably determined by Landlord. Landlord shall obtain and maintain a commercially reasonable public liability insurance policy.

17. DESTRUCTION. In the event the Premises and/or Project are damaged during the term of this Lease then Landlord's general contractor in charge of construction shall certify to Landlord and Tenant within thirty (30) days following Landlord's receipt of notification of such damage whether or not the Premises and Project can be restored within one hundred eighty (180) days following the occurrence of such destruction. If such certificate states that the Premises and Project cannot be restored within said one hundred eighty (180) day period, then either Landlord or Tenant may terminate this Lease by delivery of notice to the other party. If neither Landlord nor Tenant elects to terminate this Lease within ten (10) days following receipt of such certificate, or if such certificate states that the Premises and Project can be restored within one hundred eighty (180) days following the occurrence of such destruction, then Landlord shall promptly commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence; provided, however, Landlord shall not be required to restore alterations made by Tenant which were not approved by Landlord in accordance with the terms of this Lease or Tenant's trade fixtures and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore provided, however, that Landlord shall, to the extent of available insurance proceeds, restore tenant improvements to the Premises made by Tenant such as interior offices, lab and production improvements and other like improvements. If at any time during the course of the work of repair and restoration to the Premises and Project Tenant requests that the general contractor in charge of such work of construction certify to Tenant as to the date that such work of construction will be substantially completed and if such certificate states that the date of such substantial completion will extend beyond that date which is two hundred seventy (270) days following the date of such destruction (the "OUTSIDE DATE"), then Tenant shall have the right, within ten (10) days following receipt of such certificate, to either agree to extend the Outside Date to the date of substantial completion projected by the general contractor, or to notify Landlord that Tenant has elected to terminate this Lease. If Landlord, within ten (10) days following receipt of Tenant's notice of its election to terminate, agrees to accelerate through overtime or multiple shifts the date of substantial completion such that the general contractor certifies to Tenant that, given Landlord's commitment to overtime and/or multiple shifts, the substantial completion date will occur prior to the Outside Date, as such date may have been previously extended by Tenant either directly or through delays caused by Tenant, Tenant's notice of termination shall be automatically rescinded. Tenant shall have the right following such rescission to request update certificates from such general contractor and the procedure described above shall repeat. Tenant hereby waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the Premises. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises. If the date of the destruction described above occurs within the last eighteen months of the term of this Lease, and as a result of such destruction, Tenant is required in Tenant's reasonable business judgment to relocate, and, in fact, within thirty (30) days of such destruction Tenant physically causes, or is substantially under way with, such relocation, of either (a) substantially all of Tenant's switching equipment or substantially all of Tenant's other primary "heavy" equipment which constitutes a fundamental element of Tenant's business operations from the Premises to temporary premises in order to properly conduct its business or (b) substantially all elements of Tenant's operations in the Premises to temporary premises in order to properly conduct its business (provided, however, that alternative "(b)" shall only be available to Tenant if Landlord's contractor in charge of repair of such destruction certifies to the parties, after consultation with Tenant's contractor, that Tenant would be able, in such Landlord's contractor's judgment, to relocate substantially all elements of Tenant's operations to temporary premises and commence operations therein prior to the date by which such destruction could be repaired by Landlord's contractor), Tenant shall have the right to terminate this Lease as of the date of such destruction by delivery of written notice to Landlord within thirty (30) days following such date of destruction.

18.  CONDEMNATION.

     a. DEFINITIONS. The following definitions shall apply: (1) "CONDEMNATION" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "DATE OF TAKING" means the date the condemnor has right to possession of the property being condemned; (3) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having power of condemnation.

     b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the Term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined strictly pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises to the extent such statute is inconsistent with the provisions of this Section 18.

     c. TOTAL OR PARTIAL TAKING. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if in Tenant's reasonable judgment the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures.

19.  ASSIGNMENT OR SUBLEASE

     a. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. Subject to the last sentence of this Section 19.a, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment. Notwithstanding the sentence immediately above, if the Tenant is a corporation, the Tenant shall be entitled to assign this Lease without Landlord's prior written consent to: (i) a successor corporation related to Tenant by merger, consolidation or non-bankruptcy reorganization, provided that the surviving corporation in connection with any such assignment shall have a minimum net worth as of the date of the assignment at least equal to that of Tenant immediately prior to completion of the subject merger, consolidation or reorganization, or (ii) a purchaser of substantially all of Tenant's assets, provided that immediately following such purchase, such purchaser shall have a net worth at least equal to that of Tenant immediately prior to the completion of the subject purchase (a transferee described in (i) or (ii) shall be referred to as a "PERMITTED TRANSFEREE"). Notwithstanding the foregoing, in the event that any assignment as described in the sentence immediately above results in the transferee having a net worth below the minimum requirements specified in (i) and (ii) above, respectively, Tenant shall not be required to obtain the prior written consent of Landlord to such transfer to a Permitted Transferee; provided that (a) Tenant shall provide written notice to Landlord of such transfer within thirty (30) days after the effective date of the transfer, and in connection with such transfer shall provide to Landlord copies of any documents or other information as Landlord may reasonably request; (b) for a period of sixty (60) days after the effective date of such transfer, Landlord and Tenant shall confer in good faith to attempt to agree on terms and conditions, including without limitation, modifications of the Lease and/or the requirement of an increase in the Security Deposit to the extent that such increase should be commercially reasonable in Landlord's discretion given the financial condition of Tenant and the assignee following such event; and (c) if for any reason, Landlord and Tenant do not agree upon such terms and conditions within such sixty (60) day period, such transfer to a Permitted Transferee shall constitute an uncurable event of default under this Lease. Unless otherwise expressly agreed in writing by Landlord, no assignment shall relieve Tenant of any of its obligations pursuant to this Lease. All Rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease applicable to the portion of the Premises subleased, after deducting therefrom the commercially reasonable brokerage commissions, moving allowance to subtenants, tenant improvements made at the request of subtenants and attorneys' fees incurred by Tenant in negotiating and documenting the sublease and any other reasonable subleasing costs, shall be deemed "BONUS RENT" and fifty percent (50%) of the Bonus Rent shall be promptly paid to Landlord, or, as the case may be, fifty percent (50%) of all sums (determined in the same manner as Bonus Rent) to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be promptly paid to Landlord. There shall be no deemed Bonus Rent in the case of a sublease or assignment to a Permitted Transferee. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, an amount equal to Landlord's reasonable attorneys' fees and costs incurred in connection with such request up to a maximum amount of $2,000.00 per request. Each request for consent to an assignment or subletting shall be in writing, and shall be accompanied by information as may be relevant to Landlord's determination as to the financial and operational responsibility and stability of the proposed assignee or sublessee and the appropriateness of the proposed use by such assignee or sublessee. Such information shall include a summary of the proposed use of, and any proposed modifications to, the Premises. Tenant shall provide Landlord with such other or additional information and/or documentation as may reasonably be requested by Landlord. Tenant shall, upon completion of any assignment or subletting of all or any portion of the Premises, immediately and irrevocably assign to Landlord as security for Tenant's obligations under the Lease, all Rent from any such subletting or assignment. Landlord, as assignee and attorney in fact for Tenant, shall have the right to collect all rent and other revenues collectable pursuant to any such sublet or assignment and apply such rent and other revenues towards Tenant's obligations under the Lease. Notwithstanding the foregoing provisions of this Section 19, transfers of shares of Tenant which trade in the over-the-counter market or any recognized national securities exchange shall not constitute an assignment for purposes of this Lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Section 19.

     b. No interest of Tenant in this Lease shall be assignable by involuntary assignment (as hereinafter defined) through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure of Tenant to pay Rent within five (5) days following receipt by Tenant of written notice from Landlord that such rent was not paid on its due date; (b) abandonment pursuant to applicable law (California Civil Code Section 1951.3) or vacation of the Premises without providing security such that vandalism of the Premises will be minimized in Landlord's reasonable judgment and such that the cost of insurance will not be increased as a result of such vacation; or (c) failure to timely perform any other provision of this Lease which Tenant fails to cure within thirty
     (30) days after Tenant's receipt of written notice of default; provided that, if the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith proceeds to cure the default. Tenant shall give written notice to Landlord of any default by Landlord of its obligations pursuant to this Lease asserted by Tenant (with a copy of such notice to any lender ("LENDER") against the Premises). Landlord and Landlord's Lender shall be afforded a reasonable opportunity to cure any claimed default by Landlord and Landlord shall not be considered in default so long as Landlord (or Landlord's Lender) commences such cure within a reasonable period of time and thereafter, continues to attempt to complete such cure. Landlord, from time to time, shall provide Tenant with the name and address of its Lender.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law):

     a. Landlord may continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this Section 2l.a. shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld. If Landlord elects to relet the Premises as provided in this Section 2l.a., Rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this Section 21.a., any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs including for maintenance Landlord incurred in reletting that remain after applying the Rent received from the reletting as provided in this Section 2l.a.; and

     b. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice thereof to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the Worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the Worth of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (3) subject to Section 1951.2(c) of the California Code the Worth of the amount of the unpaid Rent that would have been earned after the award throughout the remaining Term of the Lease to the extent such unpaid Rent exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (4) any other amount, including but not limited to, expenses incurred to relet the Premises, court costs, attorneys' fees and collection costs necessary to compensate Landlord for all detriment caused by Tenant's default. The "Worth", as used above in (1) and (2) in this Section 2l.b. is to be computed by allowing interest at the lesser of 12 percent per annum or the maximum legal interest rate permitted by law. The "Worth", as used above in (3) in this Section 21.b. is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1 %).

22. ENTRY OF PREMISES. Landlord and/or its authorized representatives shall have the right after reasonable notice except for emergencies to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last one hundred eighty (180) days of the Term or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, lenders, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the Term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades outside the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Except as otherwise provided herein, Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner that will lessen the inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults, computer data rooms and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall promptly furnish Landlord with a key for any such lock or bolt.

23.  SUBORDINATION.

     a. AUTOMATIC SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or Landlord's Lender, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting the Premises, and (iii) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest (including without limitation to Lender) to Landlord ("SUCCESSOR") and in connection therewith, Tenant shall execute an attornment agreement. In connection with any such termination of a ground lease or underlying lease or any foreclosure or conveyance in lieu of foreclosure made in connection with any mortgage or deed of trust, then so long as Tenant is not in default after all applicable notice and cure periods pursuant to this Lease, Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease during the Term of this Lease or any extension or renewal thereof. Notwithstanding any subordination of this Lease to the lien of any mortgage or deed of trust, the Lender, at any time, shall be entitled to subordinate the lien of its mortgage or deed of trust to this Lease by filing a notice of subordination in the County in which the Premises are located, and Lender shall agree in connection with any such filing, that Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default beyond all applicable notice and cure periods pursuant to this Lease. In connection with any such filing, Tenant shall be obligated to attorn to and to become a Tenant of any Successor.

     b. ADDITIONAL SUBORDINATION. From time to time at the request of Landlord, Tenant covenants and agrees to execute and deliver within ten (10) days following the date of written request from Landlord, documents evidencing the priority or subordination of this Lease with respect to any ground lease or underlying lease or the lien of any mortgage or deed of trust in connection with the Premises. Any and all such documents shall be in such form as is reasonably acceptable to the Lender(s). Any subordination agreement so requested by Landlord shall provide for Tenant to attorn to the Successor and shall further provide that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease so long as Tenant is not in default after all applicable notice and cure periods with respect to its obligations pursuant to the Lease. Any such Subordination, Non-disturbance and Attornment Agreement shall be recorded in the official records of the office of the County Recorder in the County in which the Premises is located. Upon full execution of this Lease, Landlord shall make a commercially reasonable effort to secure and deliver to Tenant a non disturbance agreement from Landlord's Lender according to the terms of this Section 23.b.

     c. NOTICE FROM LENDER. Tenant shall be entitled to rely upon any notice given by a Lender in connection with the Premises requesting that Tenant make all future Rent payments to such Lender, and Tenant shall not be liable to Landlord for any payment made to such Lender in accordance with such notice. Notwithstanding any provision to the contrary of this Lease, a Successor shall not be (i) obligated to recognize the payment of Rent for a period of more than one month in advance; (ii) responsible for liabilities accrued pursuant to this Lease prior to the date ("SUCCESSION DATE" ) upon which the Successor becomes the "Landlord" hereunder; (iii) responsible to cure defaults of the Landlord pursuant to this Lease existing as of the Succession Date, except for defaults of a continuing nature of which Successor received notice (as provided in Paragraph 20) and in respect of which Tenant afforded Successor a reasonable cure period following such notice; (iv) responsible for any Security Deposit delivered by Tenant pursuant to this Lease not actually received by the Successor; or (v) bound by any execution, modification, termination or extension of this Lease or any grant of a purchase option or right of first negotiation or any other action taken by the Landlord pursuant to this Lease.

24. ESTOPPEL CERTIFICATE/TENANT FINANCIAL STATEMENTS. Tenant, at any time and from time to time, upon not less than ten (10) business days written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any existing or prospective purchaser, ground lessor or mortgagee of any part of the Premises, a certificate of Tenant stating:
     (a) that Tenant has accepted the Premises (or, if Tenant has not done so, Tenant has not accepted the Premises and specifying the reasons therefor);
     (b) the Commencement and Expiration Dates of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) whether or not to the best of Tenant's knowledge there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether or not to the best of Tenant's knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); (f) the dates, if any, to which the Rent and other charges under this Lease have been paid; (g) whether or not there are Rent increases during the Lease Term and if so the amount of same; (h) whether or not the Lease contains any options or rights of first offer or first refusal; (i) the amount of any Security Deposit or other sums due Tenant; j) the current notice address for Tenant; and (k) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 24. may be relied upon by Landlord and any existing or prospective purchaser, ground lessor or mortgagee of the Premises. Tenant agrees, at any time upon request by Landlord, to deliver to Landlord the current financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior three years all prepared in accordance with generally accepted accounting principles consistently applied.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord or Tenant shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the same condition as existed at the time of completion of the initial tenant improvements to the Premises, except for ordinary wear and tear and alterations which Tenant has the right or is obligated to remove under the provisions of Section 14. herein. Tenant shall remove all personal property including, without limitation, decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal and disposal of Tenant's personal property.

27. HOLDOVER. If Tenant with Landlord's consent remains in possession of the Premises after expiration of the Term or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month to month tenancy cancelable by either party on thirty (30) days written notice given at any time by either party and all provisions of this Lease, except those pertaining to Term, renewal options and Base Rent, shall apply and Tenant shall thereafter pay monthly Base Rent, computed on a per-month basis, for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, in an amount equal to one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term.

     If Tenant holds over after the expiration or earlier termination of the Term hereof, without the consent of Landlord, Tenant shall become a Tenant at sufferance only with a continuing obligation to pay Rent provided that, as liquidated damages (which shall be Landlord's sole damages) for such holding over, the Base Rent shall be one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term for the first thirty (30) days of such holdover, and two hundred percent (200%) of such Base Rent thereafter during the pendency of such holdover. Acceptance by Landlord of Rent after expiration or earlier termination of the Term shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Section 27 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law except for Landlord's damages which are liquidated at the amounts set forth above. No provision of this Section 27 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease.

28. NOTICES. All notices, demands, or other communications required or contemplated under this Lease, including any notice delivered to Tenant by the Lender, shall be in writing and shall be deemed to have been duly given 48 hours from the time of mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, or 24 hours from the time of shipping by overnight carrier, or the actual time of delivery if delivered by personal service to the parties at the addresses specified in
     Section 1. Either Tenant or Landlord may change the address to which notices are to be given to such party hereunder by giving written notice of such change of address to the other in accordance with the notice provisions hereof.

29. TENANT IMPROVEMENTS. Except as otherwise provided herein, Landlord shall deliver the Premises to Tenant in its "as is" condition, excluding latent defects, which Landlord shall promptly repair upon receipt of written notice from Tenant, the cost of which repair shall not be passed through to Tenant as an Operating Expense or otherwise, and in a vacuumed and broom clean condition with all of the prior tenant's personal property removed. If by October 15, 2000 Tenant retains an environmental consultant to test the Premises for the existence of asbestos or lead-based paint, and if such environmental consultant issues a report stating that (1) asbestos or lead-based paint has been found to exist within the Premises, and (2) such asbestos or lead-based paint needs to be encapsulated, removed, repaired, or otherwise abated in order to allow Tenant to use, occupy and renovate, at Tenant's sole discretion, the Premises in compliance with applicable law, then Landlord shall have thirty (30) days of receipt of such report to retain an independent environmental consultant to confirm the results set forth in such report. If Landlord's consultant agrees with the findings in the report, Landlord shall reimburse Tenant for certain costs incurred thereafter to encapsulate, remove, repair or abate such asbestos or lead-based paint in order to cause the Premises to be in compliance with law; provided, however, Landlord's reimbursement obligation shall be limited to the most cost effective method of remediating such asbestos or lead-based paint, as determined by Landlord's consultant, after consultation with Tenant's consultant; provided, further, however, that if the lead-based paint may be "painted over" rather than removed under applicable law, and provided the Tenant intends to paint the affected portion of the Premises, then Tenant shall undertake such painting at Tenant's sole cost and expense. Landlord hereby grants Tenant a one-time Construction Allowance of $3,133,700 ("LANDLORD'S CONSTRUCTION ALLOWANCE") for the cost of tenant improvements to be installed by Tenant, including demising walls, lighting, electrical systems, wall covering, floor covering, telephone and cabling installation costs, the cost of any required demolition, and costs of facilities for computer rooms, lunchrooms (including kitchens in support thereof), training rooms, telephone equipment rooms, fiber optics, and high-ceiling areas. Tenant shall submit its plans for such tenant improvements for Landlord's written approval (the "APPROVED WORK") prior to Tenant's commencement of construction of the Approved Work, and Landlord shall respond within five (5) business days of the date Tenant provides Landlord any specific set of complete preliminary or complete final plans required for Landlord's approval. Tenant, at its sole cost and expense, shall be responsible for the filing of such plans, construction and engineering drawings and specifications, and the securing of all permits and licenses required therefore, including all fees and related costs. All work performed by Tenant shall be performed in strict compliance with the plans submitted for the Approved Work and no modification shall be made in such plans without the prior written approval of Landlord. Landlord shall pay Tenant's outside vendors or contractors for materials and services constituting the Approved Work, up to the maximum Landlord's Construction Allowance set forth in this Section 29., within thirty (30) days following Landlord's receipt of Tenant's submittal to Landlord of approved invoices and conditional lien releases for payment. Subject to the total amount available within Landlord's Construction Allowance, Tenant shall also be reimbursed from Landlord's Construction Allowance for the reasonable cost of all preliminary and final plans and specifications and all permits relating to the installation of the Approved Work. All of the work to be done by Tenant under this Section 29. shall be done in accordance with the provisions of Section 14. hereof, and Tenant shall be required to follow Landlord's reasonable rules and regulations relating to contractors working in the Project. Landlord shall have the right to reasonably approve all of Tenant's proposed contractors and subcontractors related to the installation of the Approved Work. Tenant's contractors and vendors shall comply with the building's Rules and Regulations for Construction Work attached as Exhibit D. Landlord shall not charge an administrative fee relating to the installation of the Approved Work unless and to the extent that Landlord incurs actual third party cost for the review or approval of said plans. Tenant shall have the right to incorporate special improvements into the building and the Premises, including, but not limited to, separate, self-contained air conditioning systems (including rooftop equipment for same), backup generators and switching, telecommunication and electrical power redundancy, and other special facilities incidental to Tenant's operations, provided same shall be compatible with Landlord's base building systems, and subject to Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Such special improvements, to the extent that same are for Tenant's sole use, shall be furnished and installed at Tenant's sole cost and expense. Tenant as part of the Approved Work is responsible for modifying the building electrical system to deliver electrical service to the Premises as designed by Tenant's architects, engineers and contractors. Once installed, Landlord will maintain the electrical system delivering power to the Premises as an Operating Expense of the building. The cost of said electricity consumption in the Premises (but not in the Common Areas of the building) shall be Tenant's sole cost and expense with no overhead or supervision included.

30. COMMENCEMENT DATE. The Term of the Lease shall commence in sections on the earliest to occur of commencement of occupancy of each Section of the Premises by Tenant's personnel or the Delivery Date specified for each
     Section in Section 32.

31. EARLY POSSESSION. Notwithstanding the provisions of Section 3. hereof, prior to the Commencement Date, Tenant shall have the right to enter the Premises after full execution and delivery of this Lease, delivery to Landlord of payment of the Security Deposit and Prepaid Base Rent, and delivery to Landlord of a certificate of insurance in form and content reasonably satisfactory to Landlord, so that Tenant can install the Approved Work pursuant to Section 29. above (the "CONSTRUCTION PERIOD"). During the Construction Period, Tenant may also install its fixtures, equipment and other personal property in the Premises. All of the terms and conditions of the Lease, except for Tenant's obligations to pay Rent, shall be in effect during the Construction Period provided, such right of prior access shall also include access to and use of the delivery area and surface parking, and elevator as well as access to and use of appropriate electrical and other systems and related facilities, provided such entry and work shall be in harmony with Landlord's contractors and their subcontractors, and shall not unreasonably interfere with or delay completion of any work to be performed by Landlord in the Premises or elsewhere in the building or with other tenant's quiet enjoyment of their premises. During normal business hours there shall be no charge to Tenant, its vendors, or its contractors or their subcontractors for parking, HVAC, security, insurance (except as relates to work which Tenant and/or its contractors or their subcontractors may undertake in the Premises, including general liability coverage) and/or taxes during the Construction Period, or for the use of the loading/delivery area, elevators, or the personnel required for the operation thereof, during the Construction Period or otherwise prior to the Commencement Date of the Lease for the Premises or any additional space leased by Tenant in the building during the Term, as applicable.

32. INITIAL BASE RENT AND DELIVERY OF PREMISES. The Premises shall consist of 125,348 RSF (Section 1.e.) which shall be delivered to Tenant according to the following schedule:

  SECTION          DELIVERY DATE         RSF DELIVERED   CUMULATIVE RSF
  -------          -------------         -------------   --------------

     A           Commencement Date           50,000           50,000
            (Estimated to be 11/15/99)
     B                2/15/00                25,000           75,000
     C                5/15/00                25,000          100,000
     D                8/15/00                25,348          125,348


     Tenant may accelerate this delivery time schedule and/or increase the RSF delivered by giving Landlord 10 days advance written notice. Tenant may not delay or reduce the RSF for any delivered date.

     Base Rent shall for the period from the Commencement Date through 5/14/02 shall be as given below. After 5/14/02 Base Rent shall step increase according to Section 1.k.

           PERIODS (INCLUSIVE)            MONTHLY BASE RENT
           -------------------            -----------------
Commencement date to 2/14/00              $    80,000.00
2/15/00 to 5/14/00                            120,000.00
5/15/00 to 8/14/00                            160,000.00
8/15/00 to 5/14/02                            200,556.80


     Should Tenant decide to accelerate the delivery schedule or increase the RSF taken down, the Base Rent Schedule above shall be adjusted using the rate of $1.60 per RSF per month.

     Notwithstanding the above rent schedule, no Base Rent shall be due through March 14, 2000 on any space taken through March 14, 2000.

33.  OPTION(S) TO EXTEND.

     a. GRANT OF OPTION(S). Tenant shall have the right, at its option, to extend the Lease for two (2) period(s) of five (5) years each ("EXTENDED TERM(S)") on an "as is" basis commencing at the expiration of the previous Term, provided that at the time of exercise and at the time of commencement of each Extended Term, Tenant is not in default beyond any applicable cure period under this Lease. Upon commencement of each renewal option term, Landlord shall extend to Tenant a refurbishment allowance in the amount of five dollars ($5.00) per rentable square foot, which allowance shall be reflected in the determination of the Fair Market Rental Value.

     b. EXERCISE OF OPTION(S). If Tenant decides to extend the Lease for an Extended Term, Tenant shall give written notice to Landlord of its election to extend not less than twelve (12) months prior to the expiration of the previous Term. Tenant's failure to give timely notice to Landlord of Tenant's election to extend shall be deemed a waiver of Tenant's right to extend. The terms and conditions applicable to each Extended Term shall be the same terms and conditions contained in this Lease except that Tenant shall not be entitled to any further option to extend beyond the second Extended Term. The Base Rent for each Extended Term shall be as determined in accordance with Section 33.c.

     c.   DETERMINATION OF BASE RENT DURING THE EXTENDED TERM(S).

          1) AGREEMENT ON INITIAL BASE RENT. Upon written request from Tenant within eighteen (18) months prior to the expiration of the previous Term, Landlord shall advise Tenant of Landlord's non-binding expectation of the general level of such Fair Market Rental Value. Further, upon written request from Tenant within fourteen (14) months prior to the expiration of the previous Term, Landlord shall deliver to Tenant Landlord's good faith estimate of the Fair Market Rental Value of the Premises. Landlord and Tenant shall have thirty (30) days after Landlord provides to Tenant Landlord's good faith estimate in order to reach agreement as to the Fair Market Value for the Premises. If agreement is not reached by that date which is thirteen months prior to the expiration of the previous Term, then upon written request from Tenant, Landlord shall deliver to Tenant Landlord's "binding estimate" of the Fair Market Rental Value for the Premises, which request from Tenant shall be accompanied by Tenant's "binding estimate" as to the Fair Market Rental Value for the Premises. As used above, "binding estimate" shall mean the estimate which if accepted by the other party shall become the Fair Market Rental Value for the applicable Extended Term, and if not so accepted shall be the estimate submitted to the arbitrator pursuant to Section 33.c.3) and 4) below. If by the date which is twelve (12) months prior to the expiration of the previous Term (the "OUTSIDE AGREEMENT DATE") the parties have failed to reach agreement on the Fair Market Rental Value, then Tenant may nonetheless elect to exercise its option to extend the Term of this Lease and the parties shall proceed to negotiate in good faith to agree on the Base Rent during the applicable Extended Term, which shall be 100% of the Fair Market Rental Value of the Premises during said Extended Term. If Landlord and Tenant agree on the Base Rent for each Extended Term by the Outside Agreement Date, they shall immediately execute an amendment to this Lease stating the new Base Rent.

          2) DEFINITION OF FAIR MARKET RENTAL VALUE. With respect to the Extended Term(s), right of first negotiation and preferential right to lease provisions hereunder, the applicable Fair Market Rental Value shall be that rate (determined on a "modified gross" lease basis) charged to non-sublease, non-equity tenants for space of comparable size, location and conditions, in the Comparable Buildings taking into consideration the following:

               a)   the location, quality and age of the building;

               b) the use, location, size and floor level(s) of the space in questions;

               c)   the definition of "rentable area";

               d) the extent of leasehold improvements (other than those installed by tenant after the initial buildout of the premises);

               e)   leasehold improvement allowances;

               f) abatements (including with respect to base rental, operating expenses and real estate tax charges);

               g)   the inclusion of lease takeovers/assumptions;

               h)   relocation/moving allowances;

               i) space planning/interior architecture and engineering allowances;

               j)   refurbishment and repainting allowances;

               k)   other concessions or inducements;

               l)   extent of services provided or to be provided;

               m)   distinction between "gross" and "net" lease;

               n) base year or dollar amount for escalation purposes (both operating expenses and real estate taxes);

               o) any other adjustments (including by way of indexes) to base rental;

               p) credit standing and financial stature of the tenant; term or length of lease;

               q) the time the particular rental rate under consideration was agreed upon and became or is to become effective;

               r) the payment of a leasing commission and/or fees/bonuses in lieu thereof, whether to Landlord, any person or entity affiliated with Landlord, or otherwise;

               s)   the absence of rent increases during the renewal period; and

               t) any other relevant term or condition in making such Fair Market Rental Value determination.

          3) SELECTION OF ARBITRATORS. If Landlord and Tenant are unable to agree on the Fair Market Rental Value for the applicable Extended Term by the Outside Agreement Date, then within ten (10) days after the Outside Agreement Date, Landlord and Tenant each shall submit to the other a separate written determination of the Fair Market Rental Value, and such determinations shall be submitted to arbitration in accordance with this Section 33. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Value within such ten (10) day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rental Value submitted within such ten (10) day period by the other party. Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall individually have no ongoing business relationship with Tenant or Landlord and who shall have been active over the eight (8) year period ending on the date of such appointment in the leasing of first-class office buildings in the Project area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 33.c.2). Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date. The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

          4) VALUE DETERMINED BY THREE (3) ARBITRATORS. The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value, and shall use the closest of Landlord's or Tenant's submitted Fair Market Rental Value as the Fair Market Rental Value for purposes of calculating the Base Rent for the applicable Extended Term, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within thirty
               (30) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 33.c.3) above, then the parties shall mutually select the third arbitrator, who shall be qualified under the same criteria as set forth above. If Landlord and Tenant are unable to agree upon the third arbitrator within ten
               (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Los Angeles County Superior Court, acting in his or her private and nonjudicial capacity, to appoint the third arbitrator who shall be qualified under the same criteria as set forth above. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Value shall be used and shall notify Landlord and Tenant thereof. The cost of the arbitrators and the arbitration proceeding shall be paid by the non-prevailing party.

34. RIGHT OF FIRST NEGOTIATION AND PREFERENTIAL RIGHT TO LEASE. During the Term, Tenant shall have a continuing and recurring right of first negotiation and preferential right to lease with respect to any space in the Project, which from time to time may be or become vacant and available for direct lease, at the Fair Market Rental Value determined as of when such right of first negotiation or preferential right to lease is exercised by Tenant, subject to the then existing rights of the then current tenants of the Project. Upon written request by Tenant delivered to Landlord from time to time during the Term, Landlord will provide Tenant with the scheduled expiration dates of the leases of space in the Project.

     If (i) Tenant wishes to lease additional space in the Project, (ii) Landlord wishes to make an offer to a bona fide third-party with respect to any available space in the Project; or (iii) Landlord receives an offer from a bona fide third-party tenant for any space in the Project, Landlord shall notify Tenant in writing of the availability of such additional space prior to leasing such space to a third-party tenant, said notice to include an existing-condition floor plan(s), the relevant business terms, and Landlord's good faith determination of the Fair Market Rental Value therefore, and Tenant shall notify Landlord in writing of its intentions within (a) ten (10) business days after receipt of said availability notice absent an offer to or from a bona fide third-party tenant for such space or
     (b) three (3) business days if there is an offer to or from a bona fide third-party tenant for such space.

     If Landlord and Tenant are unable to agree within ten (10) business days of receipt of the availability notice on the Fair Market Rental Value and/or other terms and conditions other than Fair Market Rental Value for such additional space, then Landlord shall have the right to lease all or any portion of subject space to another tenant or tenants, provided that same shall be on terms and conditions no more favorable (to such other tenant or tenants) than those offered to Tenant. If a lease to another tenant(s) is not consummated within six (6) months next following the end of the above-referenced ten (10) or three (3) business day notice period, as applicable, then Tenant's right of first negotiation and preferential right to lease as to such space shall be reinstated.

     Except as otherwise agreed by Landlord in this Lease, specifically including Landlord's agreements in Paragraph 2.a. above, such additional space shall be leased on an "as is" basis, excluding latent defects, which Landlord shall promptly repair upon receipt of written notice from Tenant, the cost of which repair shall not be passed through to Tenant as an Operating Expense or otherwise, and in a vacuumed and broom-cleaned condition with all of the prior tenants' personal property removed therefrom.

     The failure of Tenant to exercise its right of first negotiation or preferential right to lease in any given instance shall not prejudice Tenant's right to exercise its right of first negotiation or preferential right to lease with respect to any other space or the same space, should all or any part of such space again become available.

     No such provisions covering Tenant's right of first negotiation or preferential right to lease shall preclude Landlord from leasing to tenants of its own choosing, and in sizes, locations and for lease terms, including renewals thereof, as Landlord shall deem appropriate except as set forth elsewhere in this document.

35. ROOFTOP COMMUNICATIONS EQUIPMENT. Without obligation for rental or any other charges therefore, except as expressly stated hereunder, Tenant shall be permitted, at its sole cost and expense, during the Term, to use the roof of the building to install and operate thereon up to two (2) microwave dishes/earth satellite disks and up to two (2) whip antennae (collectively, the "ROOFTOP COMMUNICATIONS EQUIPMENT") for the exclusive use of Tenant, in locations as selected by Tenant and approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed, provided the same complies with all applicable governmental rules, regulations, ordinances and codes and is approved by Landlord as to plans, specifications, location, weight and size. During the Term, Landlord shall not install, and shall prohibit the installation and/or operation by any other party of, any additional microwave dishes/earth satellite disks, whip antennae, towers and/or other structures on the roof of the building which shall be reasonably deemed by Landlord (after reasonable consultation with Tenant) to interfere with the existing Rooftop Communications Equipment. During the Term, Tenant shall be permitted to select a contractor of its choice to undertake the installation of the Rooftop

     Communications Equipment, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall be permitted to construct equipment enclosures, if required, in locations, design and materials to be mutually agreed upon, between Landlord and Tenant, for accommodation of the Rooftop Communications Equipment. Tenant shall also have the right to install necessary conduit and sleeving from the roof to the points of connection within the Premises. Tenant shall be responsible for all costs of installation (including structural reinforcing), repair and maintenance and removal with respect to the Rooftop Communications Equipment.

36. OTHER APPURTENANCES. During the Term, Tenant shall have the right to use building shafts or conduits between the Premises and other parts of the building (including the roof) if available for the installation and maintenance of conduits, cables, ducts, flues, pipes and other devices, supplementary HVAC and other facilities consistent with Tenant's intended use of the Premises and other portions of the building. During the Term, Tenant shall also have the right to use, in common with other tenants, the lobbies and other public areas of the building, elevator, the mail room and other building facilities.

37.  MISCELLANEOUS PROVISIONS.

     a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

     b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19.

     c. CONSENT. Any consent or approval required by either Landlord or Tenant under this Lease shall be granted in writing and shall not be unreasonably withheld, conditioned or delayed by the consenting party unless the Lease specifically allows such party to grant such consent in such party's sole discretion.

     d. PERSONAL RIGHTS. Notwithstanding any other provision(s) of this Lease to the contrary, any provisions of this Lease providing for the renewal, extension or early termination of the Lease and/or for the expansion of the Premises (to include without limitation rights to negotiate, rights of first refusal, etc.) shall be (i) personal to the original Tenant and shall not be assignable or otherwise transferable other than to a Permitted Transferee (either voluntarily or involuntarily) to any third party for any reason whatsoever, and (ii) conditioned upon Tenant not then being in default under this Lease.

     e. YEAR 2000. Landlord is in the process of performing a readiness audit with respect to YEAR 2000 PERFORMANCE. As used herein, the term "YEAR 2000 PERFORMANCE" means that building-related systems and equipment under Landlord's control which are material to proper building operations can reasonably be expected to perform without material adverse effect despite the change of century from 1999 to 2000 and the leap year. The parties acknowledge that the process of auditing, assessing and implementing Year 2000 Performance solutions is time consuming and uncertain, and dependent in part on the performance of third parties not under Landlord's control. Thus, Landlord makes no representations or warranties with respect to Year 2000 Performance of building-related systems and equipment, and interruptions of services as a result of Year 2000 Performance problems will be deemed to be interruptions out of Landlord's reasonable control. Landlord will inform Tenant promptly after Landlord gains actual knowledge of any significant Year 2000 Performance problem which Landlord reasonably believes may adversely impact building operations, and will use commercially reasonable efforts to audit, assess and implement programs to meet the goal of Year 2000 Performance. The cost of such efforts shall be included as an Operating Expense in the year incurred, provided, however, that capital replacement costs, if any, shall be amortized over the useful life of the replacement. Some information may be obtained from third parties, and may not have been independently verified. Any information which Landlord provides will be subject to and made in reliance on the Year 2000 Information Readiness and Disclosure Act.

     f. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the Broker(s) identified in Section 1., who shall be compensated by Landlord in accordance with the separate agreement between Landlord and the Broker(s).

     g. OTHER CHARGES; LEGAL FEES. If Landlord becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in connection with such appeal.

          If Tenant becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of Landlord or Landlord's authorized representatives, Landlord shall be liable to Tenant for reasonable attorneys' fees and court costs incurred by Tenant in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Landlord shall be liable to Tenant for reasonable attorneys' fees and court costs incurred by Tenant in connection with such appeal.

          If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

     h. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability under this Lease arising subsequent to said transfer or as assumed by any such transferee, including as to any Security Deposit to the extent transferred to Landlord's successor-in-interest, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

     i. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "PARTY" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

     j. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.
          Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

     k. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

     l. OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all parties hereto.

     m. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other Rent payable under this Lease. As long as they do not materially change Tenant's obligations hereunder, Tenant agrees to make reasonable non-monetary modifications to this Lease as may be reasonably required by Lender(s) in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

     n. CONSTRUCTION. The Landlord and Tenant acknowledge that each has had its counsel review this Lease, and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

     o. MEMORANDUM OF LEASE. Upon request of either party, Landlord and Tenant shall join in executing a recordable, short-form instrument setting forth the appropriate terms and conditions of the Lease, including those with respect to any renewal rights exercisable by Tenant during the Term, and further including the non-disturbance provisions.

     p.   [Intentionally Omitted].

     q. CAPTIONS. Article, section and paragraph captions are not a part hereof.

     r. TERMINATION OPTION. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have a one-time right to terminate the Lease (the "TERMINATION RIGHT"), such termination to be effective as of November 15, 2004 (the "TERMINATION DATE"), provided that all of the following conditions precedent to such termination are satisfied:
          (a) Tenant shall exercise the Termination Right, if at all, by providing Landlord with written notice ("TENANT'S TERMINATION NOTICE") of Tenant's election to exercise its Termination Right on or before the date that is twelve (12) months prior to the Termination Date; (b) on or before the date of Tenant's Termination Notice, Tenant shall remit to Landlord, in immediately available funds, an amount equal to the sum of all unamortized Rent abatement (defined below), plus unamortized costs (including without limitation leasing commissions and costs of tenant improvements), plus an amount equal to twelve (12) months Rent (calculated based upon then current Rent), as consideration for the early termination of the Lease (collectively, the "TERMINATION FEE"); and (c) no default (past the expiration of any applicable grace or cure period) exists as of the date of Tenant's Termination Notice or at any time between the date of Tenant's Termination Notice and the Termination Date, and no default or event that, with the giving of notice or the passage of time, or both, would constitute a default exists as of the Termination Date. Provided that all of the foregoing conditions are satisfied, the Lease shall terminate on the Termination Date with the same force and effect as if scheduled to expire by its terms as of the Termination Date. For purposes hereof, "RENT ABATEMENT" shall mean the Base Rent that would otherwise have been due pursuant to Section 32 from the Commencement Date through March 14, 2000. For example, if the Lease commences on November 15, 1999, the abatement of Rent would equal $360,000.00 (3 months multiplied by $80,000.00 + 1 month multiplied by $120,000.00 = $360,000.00).

     s.   EXHIBITS. For reference purposes the Exhibits are listed below:

               Exhibit A: The Premises
               Exhibit B: The Project
               Exhibit C: Rules and Regulations
               Exhibit D: Building Rules and Regulations for Construction Exhibit E: Form of Schedule of Expenses
               Exhibit F: Approved Signage Criteria

LANDLORD:                               TENANT:

LIMAR REALTY CORP. #6,                  EARTHLINK NETWORK, INC.,
a California corporation                a Delaware corporation


By: /s/ Thomas Numainville              By: /s/ Grayson Hoberg
   --------------------------------         ---------------------------

Name: Thomas Numainville                Name: Grayson Hoberg
      -----------------------------           -------------------------

Title: Seinor VP and Asst. Secretary    Title: Chief Finanical Officer
       -----------------------------           ------------------------

Date:                                   Date:
     ------------------------------          --------------------------

By:                                     By: /s/ David Tommela
   --------------------------------         ---------------------------
Name:                                   Name: David Tommela
     ------------------------------           -------------------------
Title:                                  Title: Executive Vice President
      -----------------------------            ------------------------

Date:_________________________       Date:__________________________


                                      -31-